As filed with the Securities and Exchange Commission on August 23, 2005
                                                     Registration No. 333-122392

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                                 THE SECURITIES
                                  ACT OF 1933

                               ------------------

                                SPATIALIGHT, INC.
             (Exact name of registrant as specified in its charter)

           New York                                              16-1363082
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)

                        Five Hamilton Landing, Suite 100
                            Novato, California 94949
                                 (415) 883-1693
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                                 Robert A. Olins
                             Chief Executive Officer
                                SpatiaLight, Inc.
                        Five Hamilton Landing, Suite 100
                            Novato, California 94949
                                 (415) 883-1693
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:

                                Melvin Katz, Esq.
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                                 (212) 541-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      From time to time as described in the prospectus after the effective date of this Registration Statement.

Explanatory Note:

We are filing this post-effective amendment to our registration statement on Form S-3 (Registration Statement No. 333-122392), which the Securities and Exchange Commission declared effective as of July 29, 2005, for the sole purpose of withdrawing Exhibit 23.1, the consent of the independent registered accounting firm, BDO Seidman, LLP. This consent allowed us to incorporate by reference into the prospectus constituting part of this registration statement the consolidated financial statements and schedules appearing in our Annual Reports on Forms 10-K and 10-KSB for the years ended December 31, 2003 and 2002, respectively.

Although we received the requisite authorization from BDO Seidman to incorporate these consolidated financial statements and schedules into an earlier amendment to this registration statement, we did not receive the requisite authorization from BDO Seidman to file the consent as an exhibit to Amendment Nos. 3 and 4, the penultimate and final amendments to the registration statement before it was declared effective. Amendment Nos. 3 and 4 were filed with the Securities and Exchange Commission on July 27, 2005, and the disclosures contained in these amendments did not relate in any way to our fiscal years 2003 or 2002 consolidated financial statements and schedules, which are the subject of the withdrawn Exhibit 23.1.

We have discussed with BDO Seidman the actions that we should take to rectify this matter. As of this date, it appears that we will be unable to obtain the necessary consents from BDO Seidman, and we are therefore preparing to retain another accounting firm for the purpose of auditing the consolidated financial statements and schedules for fiscal years 2003 and 2002 so that requisite consents with respect to such fiscal years may be obtained as promptly as practicable.

We are convening a meeting of our Audit Committee to review this matter and to determine what further actions should be taken. Pending resolution of this matter, we will not make any further sales of securities using the prospectus, as supplemented to date, that is the subject of this registration statement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits.

      The following exhibits are filed with this Registration Statement unless otherwise indicated:

Exhibit No.             Description of Exhibit
-----------             ----------------------

1.1 Form of Underwriting Agreement with respect to common shares. +

3.1 Certificate of Incorporation, as amended (Amendments to document filed as Exhibit 3.1 to the Company's Amendment No. 1 to Form S-3 Registration Statement filed November 18, 1999).

3.2 Bylaws (incorporated by reference to Exhibit B to the Company's Form 8-K filed February 7, 1995).

4.3                     Form of Common Stock Certificate.

5.1                     Opinion of Bryan Cave LLP.

23.2 Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm.

23.3                    Consent of Bryan Cave LLP (included as part of Exhibit
                        5.1). *

24.1                    Power of attorney.

----------

+ To be filed by amendment or by a report on Form 8-K, to the extent applicable, in connection with an offering.

*     Previously filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California on August 23, 2005.

                                        SPATIALIGHT, INC.


                                        By: /s/ Robert A. Olins
                                            ------------------------------------
                                            Robert A. Olins
                                            Chief Executive Officer,
                                            Secretary and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                                    Date
---------                                -----                                    ----


 /s/ Robert A. Olins                     Chief Executive Officer, Secretary,      August 23, 2005
---------------------------------        Treasurer and Director
Robert A. Olins


*/s/ Lawrence J. Matteson                Director                                 August 23, 2005
--------------------------------
Lawrence J. Matteson


*/s/ Claude Piaget                       Director                                 August 23, 2005
--------------------------------
Claude Piaget


*/s/ Robert C. Munro                                                              August 23, 2005
--------------------------------
 Robert C. Munro                         Director


*By: /s/ Robert A. Olins                                                          August 23, 2005
     ----------------------------
Robert A. Olins
(Attorney-in-fact)

EXHIBIT INDEX

Exhibit No.                            Description of Exhibit
-----------                            ----------------------

1.1 Form of Underwriting Agreement with respect to the common shares. +
3.1 Certificate of Incorporation, as amended (Amendments to document filed as Exhibit 3.1 to the Company's Amendment No. 1 to Form S-3 Registration Statement filed November 18, 1999).
3.2 Bylaws (incorporated by reference to Exhibit B to the Company's Form 8-K filed February 7, 1995).
4.3                     Form of Common Stock Certificate.
5.1                     Opinion of Bryan Cave LLP.
23.2                    Consent of Odenberg, Ullakko, Muranishi & Co. LLP.
23.3                    Consent of Bryan Cave LLP (included as part of Exhibit
                        5.1). *
24.1                    Power of attorney.

----------
+ To be filed by amendment or by a report on Form 8-K, to the extent applicable, in connection with an offering.
*     Previously filed.